Exhibit 99.1

Chase Credit Card Master Trust

Excess Spread Analysis - May 2009

Series Deal Size Expected Maturity	2002-3 (a) $1,500MM 6/15/2009	2003-4 $725MM 10/15/2013
Yield	52.07%	14.36%
Less: Coupon	1.08%	0.70%
Servicing Fee	1.50%	1.50%
Net Credit Losses	32.93%	9.09%
Excess Spread:
May-09	16.56%	3.07%
April-09	4.67%	3.64%
March-09	5.66%	5.56%
Three Month Average Excess Spread	8.96%	4.09%

Delinquency:
30 to 59 Days	1.17%	1.17%
60 to 89 Days	1.09%	1.09%
90+ Days	2.71%	2.71%
Total	4.97%	4.97%
Principal Payment Rate	15.60%	15.60%

Footnote:

(a)	Results are skewed due to calculation methodology during the Controlled Accumulation Period.